UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     December 31, 2008
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 30, 2008, GenCorp Inc. (the “Company”) adopted the 2009 Benefit Restoration Plan for the GenCorp Inc. Pension Plan, effective as of January 1, 2009 (the “Pension BRP”) and the 2009 Benefit Restoration Plan for the GenCorp Inc. 401(k) Plan (the “Savings Plan BRP”), effective as of January 1, 2009, in each case, to replace the predecessor plan — The Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies, as amended (the “Prior BRP”).
     Pension BRP
     The purpose of the Pension BRP, a non-qualified unfunded plan, is to restore the pension plan benefits which executives and their beneficiaries would otherwise lose as a result of Internal Revenue Code (the “Code”) limitations upon accrual and/or payment of benefits from the Company’s tax-qualified pension plan. By restoring such benefits, the Pension BRP permits the total benefits to be provided on the same basis as applicable to all other employees under the qualified pension plan.
     Effective January 1, 2009, obligations with respect to benefits that were earned or vested under the Prior BRP after December 31, 2004, and which related to the restoration of pension plan benefits which executives and their beneficiaries would otherwise have lost as a result of Code limitations upon accrual and/or payment of benefits from a tax-qualified pension plan, along with all associated earnings, were transferred to, and will be maintained under and paid from, the Pension BRP. Accordingly, only benefits that are exempt from Section 409A of Code will be maintained under and paid from the Prior BRP, in accordance with the terms of the Prior BRP.
     Savings Plan BRP
     The Savings Plan BRP is a non-qualified, unfunded plan designed to enable participants to defer their compensation on a pre-tax basis in addition to their deferrals to the Company’s tax-qualified 401(k) plan that may be subject to applicable Code limits other than the limit imposed by the actual deferral percentage limit. Under the Savings Plan BRP, officers and key employees who are projected to be impacted by the Code limits may, on an annual basis, elect to defer salary and certain other incentive compensation that would otherwise be paid in the current year.
     Effective January 1, 2009, obligations with respect to benefits that were earned or vested under the Prior BRP after December 31, 2004, and which related to the restoration of 401(k) benefits which executives and their beneficiaries would otherwise have lost as a result of Code limitations upon accrual and/or payment of benefits from the Company’s tax-qualified 401(k) plan, along with all associated earnings, were transferred to, and will be maintained under and paid from, the Savings Plan BRP. Accordingly, only benefits that are exempt from Section 409A of Code will be maintained under and paid from the Prior BRP, in accordance with the terms of the Prior BRP.

     The foregoing descriptions of the Pension BRP and the Savings Plan BRP do not purport to be complete and are qualified in their entirety by reference to such plans and amendments, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	2009 Benefit Restoration Plan for the GenCorp Inc. Pension Plan
10.2	2009 Benefit Restoration Plan for the GenCorp Inc. 401(k) Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By: Name:	/s/ Mark A. Whitney Mark A. Whitney
Title:	Senior Vice President,
General Counsel and Secretary
Dated: January 7, 2009